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                                                                 Exhibit 21(a)

SUBSIDIARIES OF THE REGISTRANT AS OF MAY 28, 2000



                                                          Jurisdiction In
                                                          Which Organized
                                                          ---------------

Alta Dena Certified Dairy, Inc.                           Delaware
Amboy Specialty Foods Company                             Delaware
Barber Dairies, Inc.                                      Delaware
Bell Dairy Products, Inc.                                 Texas
Berkeley Farms, Inc.                                      California
Bowman Dairy Company, Inc.                                Delaware
Coburg, Inc.                                              South Carolina
Cream o'Weber Dairy, Inc.                                 Utah
Creamland Dairies, Inc.                                   New Mexico
Dean Dairy Products Company                               Pennsylvania
Dean Dip and Dressing Company                             Delaware
Dean Foods Company of California                          Delaware
Dean Foods Company of Indiana                             Delaware
Dean Foods Products Company                               Delaware
Dean Milk Company, Inc.                                   Kentucky
Dean Pickle and Specialty Products Company                Wisconsin
DFC Transportation Company                                Delaware
E.B.I. Foods, Ltd.                                        United Kingdom
Elgin Blenders, Inc.                                      Illinois
Gandy's Dairies, Inc.                                     Texas
H. Meyer Dairy Company                                    Delaware
Ice Cream Products, LLC                                   Illinois
Liberty Dairy Company                                     Michigan
McArthur Dairy, Inc.                                      Florida
Mayfield Dairy Farms, Inc.                                Tennessee
Meadow Brook Dairy Company                                Pennsylvania
Meadows Distributing Company                              Illinois
Purity Dairies, Inc.                                      Tennessee
Reiter Dairy, Inc.                                        Ohio
Ryan Foods Company                                        Kentucky
Schwartz Pickle Company                                   Delaware
T.G. Lee Foods, Inc.                                      Florida
Verifine Dairy Products Corporation of Sheyboygan         Wisconsin
W.B. Roddenbery Co., Inc.                                 Georgia
Wengert's Dairy, Inc.                                     Delaware

The names of all other subsidiaries have been omitted from the above list because, when considered in the aggregate as a single subsidiary, they would not constitute a material subsidiary.




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